UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 24, 2008

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 24, 2008, General Motors Corporation (the “Corporation”) drew down $3.4 billion of its $4.5 billion Amended and Restated Credit Agreement dated July 20, 2006 between the Corporation, General Motors of Canada Limited and Saturn Corporation, as guarantor and a syndicate of banks including Citicorp USA, Inc., as Administrative Agent and JPMorgan Chase Bank, N.A., as Syndication Agent (the “Credit Agreement”). Notice of the Corporation’s intention to make a $3.4 billion draw on the Credit Agreement was previously announced by the Corporation in a press release dated September 19, 2008. The Credit Agreement expires in 2011 and the term of this $3.4 billion draw is six months. The Corporation has previously drawn $1 billion under the Credit Agreement.

The collateral for the Credit Agreement consists of certain North American accounts receivable and inventory of the Corporation, Saturn Corporation, and General Motors of Canada, Limited, certain plants, property and equipment of General Motors of Canada, Limited and a pledge of 65 percent of the stock of the holding company for the Corporation’s indirect subsidiary General Motors de Mexico, S. de R.L. de C.V.

The Credit Agreement was filed with the Corporation’s Form 10-Q for the quarter ended June 30, 2006 as Exhibit 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: September 25, 2008	By:	/s/Nick S. Cyprus Nick S. Cyprus, Controller and Chief Accounting Officer